UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 16, 2001 (Date of earliest event reported)

RADYNE COMSTREAM INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-11685	11-2569467

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

3138 East Elwood Street, Phoenix, Arizona 85034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (602) 437-9620

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 18, 2001, Tiernan Radyne ComStream, Inc. (the “Company”), a wholly-owned subsidiary of Radyne ComStream Inc., acquired substantially all of the assets of Tiernan Communications, Inc., a California corporation (“Tiernan”), through a private foreclosure sale conducted at the premises of Tiernan. Prior to the foreclosure, the Company became the secured lender of Tiernan on April 13, 2001, by purchasing the secured debt for $3.9 million in cash. The purchase price of the secured debt was negotiated at arms’ length between the Company and secured creditors of Tiernan and was paid from working capital of the Company. The Company had no prior relationship with Tiernan or the creditors from which it acquired the note and security agreements upon which it foreclosed. The Company intends to continue to use the assets acquired in the manufacture of equipment for distribution of television programming via satellite and terrestrial networks and Internet applications.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

1.	Financial Statements of Business Acquired.

Audited consolidated balance sheets of Tiernan as of December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2000.

Unaudited condensed interim consolidated balance sheet of Tiernan as of March 31, 2001, and the related unaudited consolidated statements of operations and cash flows for each of the three-month periods ended March 31, 2000 and 2001 and the related unaudited consolidated statement of shareholders’ deficit for the three month period ended March 31, 2001.

CONSOLIDATED FINANCIAL STATEMENTS

Tiernan Communications, Inc.
Years ended December 31, 1998, 1999 and 2000 with Report of Independent Auditors

Tiernan Communications, Inc.

Consolidated Financial Statements

Years ended December 31, 1998, 1999 and 2000

Report of Ernst & Young LLP, Independent Auditors
Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders' Deficit
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Pro Forma Condensed Combined Balance Sheet March 31, 2001 (Unaudited) (in thousands)
Pro Forma Condensed Combined Statement of Operations For the three month period ended March 31, 2001 (Unaudited)
Pro Forma Condensed Combined Statement of Operations For the year ended December 31, 2000 (Unaudited)
Notes To Unaudited Pro Forma Condensed Combined Financial Statements
EX-23.0

Report of Ernst & Young LLP, Independent Auditors

Board of Directors and Shareholders
Tiernan Communications, Inc.

We have audited the accompanying consolidated balance sheets of Tiernan Communications, Inc. (the “Company”) as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tiernan Communications, Inc. at December 31, 1999 and 2000 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

We have compiled the accompanying consolidated balance sheet of Tiernan Communications, Inc. as of March 31, 2001, and the related consolidated statements of operations and cash flows for the three-month periods ended March 31, 2000 and 2001, and the related consolidated statement of shareholders’ deficit for the three-month period ended March 31, 2001 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying March 31, 2000 and 2001 financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

As discussed in Note 1 to the financial statements, Radyne ComStream Inc. acquired all of the assets of the Company through a private foreclosure sale, which raises substantial doubt about the Company’s ability to continue as a going concern. The 2000 financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

San Diego, California

May 23, 2001

Tiernan Communications, Inc.

Consolidated Balance Sheets

	December 31,		March 31,
	1999	2000	2001

			(Unaudited)
Assets

Current assets

Cash	$3,108,000	$457,000	$69,000

Accounts receivable, net	3,045,000	1,251,000	1,362,000

Inventories, net	2,782,000	1,998,000	1,387,000

Prepaid expenses and other current assets	378,000	276,000	162,000

Total current assets	9,313,000	3,982,000	2,980,000

Property and equipment, net	1,751,000	1,707,000	1,539,000

Other assets	567,000	47,000	47,000

Total assets	$11,631,000	$5,736,000	$4,566,000

Liabilities and shareholders’ deficit

Current liabilities

Short-term borrowings	$1,681,000	$3,787,000	$4,190,000

Accounts payable	2,114,000	2,004,000	2,451,000

Sales and use tax payable	117,000	6,000	5,000

Accrued purchase commitment	–	277,000	277,000

Accrued compensation and employee benefits	941,000	690,000	557,000

Accrued warranty costs	175,000	131,000	127,000

Deferred revenue	8,000	210,000	127,000

Other current liabilities	201,000	238,000	237,000

Notes payable to shareholders	10,000	5,000	5,000

Total current liabilities	5,247,000	7,348,000	7,976,000

Deferred rent	58,000	85,000	86,000

Deferred compensation	160,000	–	–

Commitments, contingencies and subsequent events

Redeemable preferred stock, no par value; 50,000,000 shares authorized:

Convertible Series A preferred stock – 7,750,000 shares designated; 7,222,385 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001 (unaudited); liquidation preference of $6,000,000 for all periods presented	5,396,000	5,396,000	5,396,000

Convertible Series B preferred stock – 6,000,000 shares designated; 6,000,000 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001(unaudited); liquidation preference of $3,000,000 for all periods presented	2,910,000	2,910,000	2,910,000

Convertible Series C preferred stock – 10,500,000 shares designated; 7,500,000, 7,584,303 and 7,584,303 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001(unaudited), respectively; Liquidation preference of $3,000,000, $3,034,000 and $3,034,000 as of December 31, 1999 and 2000 and March 31, 2001, respectively	2,972,000	3,006,000	3,006,000

Convertible Series D preferred stock – 15,000,000 shares designated; zero, 7,500,000 and 7,500,000 issued and outstanding at December 31, 1999 and 2000 and March 31, 2001 (unaudited), respectively; liquidation preference of $3,000,000 at December 31, 2000 and March 31, 2001

(unaudited)	–	2,902,000	2,902,000

Total redeemable preferred stock	11,278,000	14,214,000	14,214,000

Shareholders’ deficit

Common stock, no par value; 100,000,000 shares authorized; 16,261,000, 16,412,000 and 16,412,000 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001 (unaudited), respectively	2,713,000	2,746,000	2,746,000

Additional paid-in capital	147,000	667,000	667,000

Accumulated deficit	(7,972,000)	(19,324,000)	(21,123,000)

Total shareholders’ deficit	(5,112,000)	(15,911,000)	(17,710,000)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$11,631,000	$5,736,000	$4,566,000

See accompanying notes.

Tiernan Communications, Inc.

Consolidated Statements of Operations

				Three months ended
	Years ended December 31,			March 31,

	1998	1999	2000	2000	2001

				(Unaudited)

Net sales	$18,055,000	$17,375,000	$12,818,000	$4,241,000	$2,788,000

Cost of sales	7,827,000	8,488,000	9,374,000	2,273,000	1,884,000

Loss on firm purchase commitments	–	–	277,000	–	–

Gross profit	10,228,000	8,887,000	3,167,000	1,968,000	904,000

Operating expenses

Research and development	6,312,000	7,540,000	6,480,000	1,644,000	899,000

General and administrative	3,130,000	2,869,000	3,305,000	590,000	967,000

Selling and marketing	2,352,000	2,938,000	3,794,000	755,000	712,000

Patent impairment charge	–	–	524,000	–	–

	11,794,000	13,347,000	14,103,000	2,989,000	2,578,000

Loss from operations	(1,566,000)	(4,460,000)	(10,936,000)	(1,021,000)	(1,674,000)

Interest expense	222,000	334,000	416,000	51,000	125,000

Net loss	$(1,788,000)	$(4,794,000)	$(11,352,000)	$(1,072,000)	$(1,799,000)

See accompanying notes.

Tiernan Communications, Inc.

Consolidated Statements of Shareholders’ Deficit

			Additional		Total
	Common stock		paid-in	Accumulated	shareholders'
	Shares	Amount	capital	deficit	equity (deficit)

Balance at December 31, 1997	15,745,000	$2,364,000	$–	$(1,390,000)	$974,000

Issuance of common stock	222,000	199,000	–	–	199,000

Net loss and comprehensive loss	–	–	–	(1,788,000)	(1,788,000)

Balance at December 31, 1998	15,967,000	2,563,000	–	(3,178,000)	(615,000)

Issuance of warrants in connection with debt financing	–	–	147,000	–	147,000

Issuance of common stock upon exercise of options and warrants	294,000	150,000	–	–	150,000

Net loss and comprehensive loss	–	–	–	(4,794,000)	(4,794,000)

Balance at December 31, 1999	16,261,000	2,713,000	147,000	(7,972,000)	(5,112,000)

Issuance of warrants in connection with debt financing	–	–	520,000	–	520,000

Issuance of common stock upon exercise of options and warrants	151,000	33,000	–	–	33,000

Net loss and comprehensive loss	–	–	–	(11,352,000)	(11,352,000)

Balance at December 31, 2000	16,412,000	2,746,000	667,000	(19,324,000)	(15,911,000)

Net loss and comprehensive loss (unaudited)	–	–	–	(1,799,000)	(1,799,000)

Balance at March 31, 2001 (unaudited)	16,412,000	$2,746,000	$667,000	$(21,123,000)	$(17,710,000)

See accompanying notes.

Tiernan Communications, Inc.

Consolidated Statements of Cash Flows

				Three-months ended
	Years ended December 31,			March 31,

	1998	1999	2000	2000	2001

				(Unaudited)
Operating activities

Net loss	$(1,788,000)	$(4,794,000)	$(11,352,000)	$(1,072,000)	$(1,799,000)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	1,181,000	1,028,000	1,434,000	144,000	182,000

Amortization of debt discount	–	147,000	66,000	–	35,000

Non-cash compensation	–	114,000	–	–	–

Bad debt expense	522,000	182,000	83,000	18,000	14,000

Excess and obsolete inventory charge	85,000	–	1,467,000	91,000	–

Patent impairment charge	–	–	524,000	–	–

Changes in operating assets and liabilities:

Accounts receivable	(1,340,000)	37,000	1,711,000	(339,000)	(125,000)

Inventories	298,000	(1,315,000)	(683,000)	(1,595,000)	611,000

Prepaid expenses and other current assets	(847,000)	(666,000)	(681,000)	(174,000)	114,000

Accounts payable	2,018,000	(1,418,000)	(110,000)	1,419,000	447,000

Accrued compensation and other liabilities	(501,000)	102,000	(23,000)	(452,000)	(221,000)

Net cash used in operating activities	(372,000)	(6,583,000)	(7,564,00)	(1,960,000)	(742,000)

Investing activities

Purchase of property and equipment	(612,000)	(1,043,000)	(596,000)	(458,000)	(14,000)

Increase in other assets	(184,000)	(261,000)	(15,000)	(48,000)	–

Net cash used in investing activities	(796,000)	(1,304,000)	(611,000)	(506,000)	(14,000)

Financing activities

Proceeds from short-term bank borrowings	1,160,000	9,181,000	7,114,000	1,600,000	368,000

Repayment of short-term bank borrowings	(511,000)	(8,980,000)	(4,554,000)	(1,000,000)	–

Proceeds from long-term borrowings	1,050,000	–	–	–	–

Repayment of long-term borrowings	(675,000)	(836,000)	–	–	–

Repayment of notes payable to shareholders	–	–	(5,000)	–	–

Net proceeds from issuance of preferred stock	–	11,278,000	2,936,000	–	–

Proceeds from issuance of common stock	199,000	36,000	33,000	19,000	–

Net cash provided by financing activities	1,223,000	10,679,000	5,524,000	619,000	368,000

Net increase (decrease) in cash	55,000	2,792,000	(2,651,000)	(1,847,000)	(388,000)

Cash at beginning of period	261,000	316,000	3,108,000	3,108,000	457,000

Cash at end of period	$316,000	$3,108,000	$457,000	$1,261,000	$69,000

Supplemental disclosure of cash flow information

Interest paid	$206,000	$178,000	$332,000	$42,000	$–

Noncash investing and financing activity

Cashless stock option exercise of common stock	$–	$114,000	$–	$–	$–

Fair value of warrants granted in connection with debt financing	$–	$147,000	$521,000	$–	$–

See accompanying notes.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

1.     Summary of Significant Accounting Policies

Company Background

Tiernan Communications, Inc. (the “Company”) was incorporated in California on July 18, 1988. The Company designs, produces and markets digital video compression and transmission equipment used to distribute television programming worldwide.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Tiernan Communications Limited, a corporation established in the United Kingdom, and Tiernan Communications, FSC, a foreign sales company established in Barbados.

Basis of Presentation

The accompanying financial statements for the years ended December 31, 1998, 1999 and 2000 have been prepared assuming the Company will continue as a going concern. However, the Company incurred a net loss of $11,352,000 during the year ended December 31, 2000 and has an accumulated deficit of $19,324,000 at December 31, 2000. On April 18, 2001, Radyne ComStream Inc. (“Radyne”) acquired all of the assets of the Company through a private foreclosure sale. Prior to the foreclosure, Radyne became the secured lender of the Company on April 13, 2001 by purchasing the Company’s secured short-term borrowings from the lending institution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that result from the inability of the Company to continue as a going concern.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

1.     Summary of Significant Accounting Policies (continued)

Interim Financial Information (Unaudited)

The accompanying financial statements at March 31, 2001 and for the three-month periods ended March 31, 2000 and 2001 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information set forth therein, in accordance with accounting principles generally accepted in the United States.

The results of operations for the interim period ended March 31, 2001 are not necessarily indicative of the results which may be reported for any other interim period or for the entire year or future periods.

Property and Equipment

Property and equipment is carried at cost. Depreciation and amortization are provided over the estimated useful lives using the straight-line method.

Patents

Patent costs were amortized over 20 years starting from the application filing date using the straight-line method. However, during 2000, the Company wrote off the capitalized costs associated with the patents due to an impairment loss.

Impairment of Long-Lived Assets

The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. Should an impairment exist, the impairment loss would be measured based on the excess of the carrying amount of the asset over the asset’s fair value. The Company decided that its patent rights had been impaired, accordingly, the Company recorded a patent impairment charge of $524,000 to write off the remaining unamortized cost at December 31, 2000.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

1.     Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. For sales where customer acceptance is required, revenue is deferred until final acceptance is obtained. On product sales where the Company has significant performance obligations, the Company defers the recognition of revenue until the performance obligation has been completed. The Company provides allowances for estimated returns and warranty costs.

Concentration of Credit

The Company markets its products to companies throughout the world. The Company makes periodic evaluations of the credit worthiness of its customers and generally extends credit to qualified customers without requiring collateral. Seven customers accounted for 37% of net sales for the year ended December 31, 2000, which included sales to one customer totaling $1,372,000 or 11% of net sales.

The allowance for doubtful accounts at December 31, 1999 and 2000 and March 31, 2001 is $703,000, $320,000 and $334,000, respectively.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

1.     Summary of Significant Accounting Policies (continued)

Shipping and Handling Fees and Costs

The Emerging Issue Task Force (“EITF”) consensus on Issue 00-10, Accounting for Shipping and Handling Fees and Costs, requires that all shipping and handling billings to a customer in a sales transaction be classified as revenue earned for the goods provided. The Company’s reported revenues include $20,000, $25,000 and $38,000 related to shipping and handling billings for the years ended December 31, 1998, 1999 and 2000, respectively. Shipping and handling costs are included in cost of goods sold and were $59,000, $43,000 and $59,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Advertising Expense

Advertising costs are expensed as incurred. Total advertising costs were $258,000, $246,000 and $309,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Employee Stock Options

As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123 the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related Interpretations in accounting for its employee stock options. Under APB 25, when the exercise price of the Company’s employee stock options is not less than the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

In March 2000, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 44 (“FIN 44”), Accounting for Certain Transactions Involving Stock Compensation. The Company adopted FIN 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of APB 25. The adoption of FIN 44 had no impact on the Company’s financial position or results of operations.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

1.     Summary of Significant Accounting Policies (continued)

Deferred compensation for options granted to non-employees has been determined in accordance with SFAS No. 123, EITF No. 96-18 and FIN 44 as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to the unvested portion of options granted to non-employees are periodically remeasured as the underlying options vest.

Foreign Currency Translation

The Company uses the U.S. Dollar as its functional currency in all foreign locations. The balance sheet accounts are translated into U.S. dollars at the end-of-period exchange rates. Revenue and expenses are translated at average exchange rates in effect during each period. Net gains or losses resulting from foreign currency exchange transactions are included in the consolidated statements of operations and were not significant during any of the periods presented.

Income Taxes

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and the tax bases of assets and liabilities using enacted tax rates. A valuation allowance is established to reduce a deferred tax asset to the amount that is expected more likely than not to be realized.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

1.     Summary of Significant Accounting Policies (continued)

New Accounting Standards

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In May 1999, the FASB voted to delay the effective date of SFAS No. 133 by one year. The Company will be required to adopt SFAS No. 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under SFAS No. 133, all derivatives must be recognized as assets and liabilities and measured at fair value. Management believes the adoption of SFAS No. 133 will not have an effect on the financial statements, as the Company has not engaged in the activities covered by SFAS No. 133.

2.     Financial Statement Details

Inventories are stated at the lower of cost (first-in, first-out method) or market and consists of the following:

	December 31,		March 31,
	1999	2000	2001

			(Unaudited)
Raw materials	$2,942,000	$3,589,000	$2,705,000

Work-in-process	280,000	316,000	112,000

	3,222,000	3,905,000	2,817,000

Less inventory reserves	(440,000)	(1,907,000)	(1,430,000)

	$2,782,000	$1,998,000	$1,387,000

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

2.     Financial Statement Details (continued)

Property and equipment consist of the following:

	December 31,		March 31,
	1999	2000	2001

			(Unaudited)
Machinery and equipment	$1,908,000	$2,353,000	$2,319,000

Furniture and office equipment	917,000	1,067,000	1,062,000

Leasehold improvements	199,000	200,000	214,000

	3,024,000	3,620,000	3,595,000

Less accumulated depreciation and amortization	(1,273,000)	(1,913,000)	(2,056,000)

	$1,751,000	$1,707,000	$1,539,000

Depreciation expense related to property and equipment amounted to $167,000, $440,000 and $640,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Other assets consist of the following:

	December 31,		March 31,
	1999	2000	2001

			(Unaudited)
Patents	$462,000	$–	$–

Less accumulated amortization	(2,000)	–	–

	460,000	–	–

Deposits	46,000	46,000	46,000

Other	61,000	1,000	1,000

	$567,000	$47,000	$47,000

3. Demonstration and Engineering Equipment

The Company has capitalized demonstration and engineering equipment used for certain marketing and research and development activities. The equipment is carried at cost and amortized over a one-year period. At December 31, 1999 and 2000, the equipment has a cost of $521,000 and $694,000 and accumulated amortization of $295,000 and $516,000, respectively. These amounts are classified in the balance sheet under other current assets. Amortization expense related to the equipment amounted to $851,000, $588,000 and $783,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

4.     Short-Term Borrowings

At December 31, 1999, the Company had a $2,315,000 revolving credit note agreement with a bank at an interest rate of 1.5% above the bank’s prime lending rate (10% at December 31, 1999) with borrowings limited to 80% of eligible accounts receivable. The revolving credit note is guaranteed by related parties, collateralized by substantially all assets of the Company. The Company had $1,681,000 outstanding on the credit note agreement at December 31, 1999.

In March 2000, the revolving credit note agreement was refinanced with another bank. The new loan agreement provided a $1.5 million committed equipment line and a $3.0 million term note. The agreement was subsequently amended to include a $1.5 million committed revolving line of credit and a reduction of the committed equipment line to $214,000. The agreement is secured by substantially all assets of the Company.

The interest rates are the bank’s prime plus 1%, prime plus 2.5% and prime plus 2.75% (10.5%, 12.0% and 12.25% at December 31, 2000) for the committed term note, committed line of credit and committed equipment line, respectively. The weighted average interest rate for short-term borrowings was 10.0% and 11.0% at December 31, 1999 and 2000, respectively.

The maturity date is March 26, 2004 for the committed term note. The committed line and committed equipment line became due on March 26, 2001. The Company has a total of $4,241,000 outstanding on the amended loan agreement at December 31, 2000. The balance on the amended loan agreement is net of a debt discount of $454,000 resulting from the issuance of warrants to the bank and a related party who guaranteed the loan in connection with the amended loan agreement (see Note 9). The debt discount is being accreted over the term note as an additional charge to interest expense.

As of December 31, 2000, the Company is in violation of certain financial statement covenants in the amended loan agreement. See Note 12 for subsequent event regarding the loan.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

5.     Related Party Transactions

At December 31, 1999 and 2000, the Company had unsecured non-interest bearing notes payable to shareholders totaling $10,000 and $5,000, respectively.

During 1994 and 1995, the Company did not pay certain key employees their full salaries and recorded deferred compensation for the difference between what was paid and what was agreed upon. Unpaid deferred compensation at December 31, 1999 and 2000 totaled $522,000 and $82,000, respectively.

During 1999, the Company entered into a consulting agreement with their former chief executive officer and then current chairman of the Board of Directors. The chairman will receive a $10,000 per month retainer for 120 hours of consulting services per year and $1,000 per hour for hours worked in excess of 120 per year. If the Company fails to record a net profit for two consecutive years during the term of the agreement the retainer rate will drop to $6,250 per month for 75 hours of consulting services per year. The initial term of the agreement is 10 years with two additional 5-year term extensions that may be exercised at the sole and absolute discretion of the chairman.

6.     Lease Commitments

The Company leases its manufacturing and administrative facilities and certain equipment under non-cancelable operating lease agreements. Future minimum lease payments under non-cancelable operating leases with initial terms of one year or more are as follows:

Years ending December 31,

2001	$785,000

2002	791,000

2003	756,000

2004	314,000

2005	3,000

$2,649,000

Total rent expense was $496,000, $1,061,000 and $975,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

7. Contingencies

The Company is party to certain claims and legal actions arising out of the normal course of business and the Company’s inability to pay creditors according to terms. The ultimate outcome of these matters is not presently determinable; however, there can be no assurance that the ultimate outcome of these matters will not have a material impact on the Company’s financial position or results of operations in any period presented.

8. Redeemable Convertible Preferred Stock

The Company’s Board of Directors may divide the preferred stock into any number of series. The Board of Directors is authorized to fix the designation and number of shares of each series and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock.

In March 1999, July 1999 and December 1999, the Company sold and issued 7,222,385, 6,000,000 and 7,500,000 shares of its convertible Series A, Series B and Series C preferred stock at $0.83, $0.50 and $0.40 per share for $5,396,000, $2,910,000 and $2,972,000 (net of issuance costs), respectively.

In April 2000 and October 2000, the Company sold and issued 84,303 and 7,500,000 shares of its convertible Series C and Series D preferred stock at $0.40 per share for $34,000 and $2,902,000 (net of issuance costs), respectively.

At the option of the holder, the Series A, B, C and D preferred stock are convertible into common stock based on a formula, subject to adjustments for antidilution and will automatically convert at the earlier of the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the Company receives at least $15 million in gross proceeds at a price of at least $3.75 per share, subject to adjustment for antidilution, or on the date by which the holders of the majority of the outstanding shares of Series A, B and C preferred stock vote together as a single class and/or Series D preferred stock elect to convert such shares into common stock.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

8. Redeemable Convertible Preferred Stock (continued)

The holders of Series A, B, C and D preferred stock have the right to one vote for each share of common stock into which such Series A, B, C and D preferred stock could be converted. The Company’s articles of incorporation and certificate of determination also provides for protective voting provisions for the holders of Series A, B, C and D preferred stock as long as a certain number of preferred stock shares are outstanding.

The holders of Series A, B, C and D preferred stock have redemption rights after March 19, 2004 with the approval of two-thirds or more of the then outstanding Series A, B and C preferred stock, voting together as a class, and/or Series D preferred stock, under certain limited conditions. The redemption price for each share of preferred stock will be equal to the original issue price plus all dividends that would have accrued if the Board of Directors had declared them from the issue date to the date of redemption less the amount of dividends declared and paid on each such share of preferred stock.

The holders of Series A, B, C and D preferred stock are entitled to non-cumulative dividends at the rate of $0.08, $0.05, $0.04 and $0.04 per share per annum, respectively, and payable quarterly, if and when such dividends are declared by the Board of Directors. No dividends have been declared to date.

Series A, B, C and D preferred stock have preference to the assets of the Company upon liquidation over all other classes of capital stock. In liquidation, holders of Series A preferred stock are entitled to $0.83075 per share plus declared but unpaid dividends. Holders of Series B, C and D preferred stock are entitled to $0.50, $0.40 and $0.40 per share plus $0.0425, $0.04 and $0.04 per share, respectively, per annum from the date of original issuance to the payment date of such preference less the amount of dividends paid on each share from the date of original issuance to until the payment date of such preference.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

9. Shareholders’ Equity

Stock Options

Options for common stock are issued at the discretion of the Board of Directors under the terms of the Company’s 1993 and 1996 Stock Option Plans. The plans allow for the grant of options to purchase up to 1,221,000 and 7,399,427 shares, respectively. Option exercise prices are determined by the Board of Directors at an amount not less than fair value as determined by the Board of Directors on the date of the grant. Options generally vest and become exercisable over a period not exceeding four years and expire one to six years after vesting is complete. At December 31, 2000, options to purchase 647,000 shares of common stock were exercisable and 2,605,000 shares were available for grant.

The following table summarizes stock option activity for each of the three years in the period ended December 31, 2000 and the three-month period ended March 31, 2001 (unaudited):

			Weighted-Average
	Number of Shares	Price Per Share	Exercise Price

Outstanding at December 31, 1997	1,675,000	$0.25 - $3.00	$0.68

Granted	554,000	$1.00 - $3.00	$2.48

Exercised	(204,000)	$0.25 - $1.40	$0.55

Forfeited	(333,000)	$0.25 - $3.00	$1.61

Outstanding at December 31, 1998	1,692,000	$0.25 - $3.00	$1.10

Granted	2,031,000	$0.30 - $1.00	$0.30

Exercised	(238,000)	$0.25	$0.25

Forfeited	(647,000)	$0.25 - $3.00	$1.08

Outstanding at December 31, 1999	2,838,000	$0.25 - $3.00	$0.79

Granted	4,360,000	$0.30	$0.30

Exercised	(63,000)	$0.25 - $0.30	$0.25

Forfeited	(1,808,000)	$0.25 - $3.00	$0.57

Outstanding at December 31, 2000	5,327,000	$0.25 - $3.00	$0.37

Granted (unaudited)	18,000	$0.30	$0.30

Forfeited (unaudited)	(932,000)	$0.26 - $3.00	$0.42

Outstanding at March 31, 2001

(unaudited)	4,413,000	$0.30 - $3.00	$0.36

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

9. Shareholders’ Equity (continued)

The following table summarizes significant ranges of outstanding and exercisable options at December 31, 2000:

	Options Outstanding			Options Exercisable

		Weighted-Average
Range of Exercise		Contractual Life in	Weighted-Average		Weighted-Average
Price	Number of Shares	Years	Exercise Price	Number of Shares	Exercise Price

$0.25 - $0.30	5,051,000	9.2	$0.30	418,000	$0.30

$1.00 - $1.40	193,000	6.2	$1.12	169,000	$1.13

$3.00	83,000	7.6	$3.00	60,000	$3.00

	5,327,000	9.0	$0.37	647,000	$0.77

Pro forma information regarding net loss is required by SFAS No. 123, Accounting for Stock-Based Compensation, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the “Minimum Value” method for option pricing with the following assumptions for 1998, 1999 and 2000: risk-free interest rates of 6.0%; dividend yield of 0%; and a weighted-average expected life of the options of five years. Future pro forma results of operations under SFAS No. 123 may be materially different from actual amounts reported. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.

The Company’s pro forma information is as follows:

	Years ended December 31,

	1998	1999	2000

Pro forma net loss	$(1,899,000)	$(4,836,000)	$(11,397,000)

The weighted-average fair value of options granted during 1998, 1999 and 2000 was $0.82, $0.10 and $0.08 per share, respectively.

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

9. Shareholders’ Equity (continued)

Warrants

The Company has issued warrants at various times to purchase a total of 1,991,000 shares of capital stock as of December 31, 2000. The warrants have an exercise price of $0.01 to $3.00 per share and generally expire five to seven years after the date of grant.

In January 1999, in connection with a guarantee of the revolving loan agreement, the Company issued a warrant for the purchase of 233,000 shares of common stock to a related party. As of the date of grant, the warrant was fully vested and nonforfeitable and provided for an exercise price of $1.00 per share. The warrant was valued at $147,000 using the Black-Scholes method of valuation. The $147,000 has been recorded as a debt discount and is being accreted over the initial term of the agreement as an additional charge to interest expense. The Company calculated the fair value of the warrant on the grant date using the following assumptions.

Term	5 years

Fair value of common stock on the date of issuance	$1.00 per share

Risk-free interest rate	6.0%

Expected life	5 years

Dividend yield	0%

Expected volatility	70%

In March 2000, in connection with the signing of a loan agreement, the Company issued a warrant for the purchase of 75,000 shares of common stock to the lender. As of the date of grant, the warrant was fully vested and nonforfeitable and provided for an exercise price of $0.40 per share. The warrant was valued at $15,000 using the Black-Scholes method of valuation. The $15,000 has been recorded as a debt discount and is being accreted over the term of the agreement as an additional charge to interest expense. The Company calculated the fair value of the warrant on the grant date using the following assumptions:

Term	7 years

Fair value of common stock on the date of issuance	$0.30 per share

Risk-free interest rate	6.0%

Expected life	7 years

Dividend yield	0%

Expected volatility	70%

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

9. Shareholders’ Equity (continued)

Warrants

In June 2000, in connection with a guarantee of the amended loan agreement, the Company issued a warrant for the purchase of up to 1,125,000 shares of Series C preferred stock to a related party. As of the grant date, the warrant was 25% vested with the remaining 75% to vest ratably over the next nine months. The warrant shall cease vesting upon the payment in full of all obligations under the guarantee and termination of the guarantee. The warrant provided for an exercise price of $0.01 per share. The warrant was valued at $439,000 using the Black-Scholes method of valuation. The $439,000 has been recorded as a debt discount and is being accreted over the term of the amended agreement as an additional charge to interest expense. The Company calculated the fair value of the warrant on the grant date using the following assumptions:

Term	7 years

Fair value of Series C preferred stock on the date of issuance	$0.40 per share

Risk-free interest rate	6.0%

Expected life	7 years

Dividend yield	0%

Expected volatility	70%

In October 2000, in connection with the terms of the amended loan agreement, the Company issued a warrant for the purchase of up to 350,000 shares of Series D preferred stock to the lender. As of the grant date, the warrant was fully vested and nonforfeitable and provided for an exercise price of $1.40 per share. The warrant was valued at $67,000 using the Black-Scholes method of valuation. The $67,000 has been recorded as a debt discount and is being accreted over the term of the agreement as an additional charge to interest expense. The Company calculated the fair value of the warrant on the grant date using the following assumptions:

Term	7 years

Fair value of Series D preferred stock on the date of issuance	$0.40 per share

Risk-free interest rate	6.0%

Expected life	7 years

Dividend yield	0%

Expected volatility	70%

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

9. Shareholders’ Equity (continued)

Shares Reserved for Future Issuance

The following shares of capital stock are reserved for future issuance at December 31, 2000:

		Series C	Series D
	Common	Preferred	Preferred
	Stock	Stock	Stock

Conversion of preferred stock	28,307,000	–	–

Stock options and warrants outstanding	5,845,000	1,125,000	350,000

Authorized for future stock option grants	2,605,000	–	–

	36,757,000	1,125,000	350,000

10. Income Taxes

     Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities are as follows:

	December 31,

	1999	2000

Deferred tax liability:

Other	$290,000	$201,000

Deferred tax assets:

Net operating loss carryforwards	1,912,000	4,627,000

Tax credit carryforwards	1,604,000	2,270,000

Reserves and accruals	767,000	1,398,000

Capitalized research and development	322,000	630,000

Total deferred tax assets	4,605,000	8,925,000

Valuation allowance	(4,315,000)	(8,724,000)

Net deferred tax assets	290,000	201,000

Net deferred taxes	$–	$–

Tiernan Communications, Inc.

Notes to Consolidated Financial Statements

(Information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited)

10. Income Taxes (continued)

As of December 31, 2000, the Company has federal and California net operating loss carryforwards of approximately $12,966,000 and $3,806,000, respectively, which begin to expire in 2012 and 2002, respectively. The difference between the federal and California net operating loss carryforwards principally result from a fifty percent limitation on net operating loss carryforwards applicable to California, and to capitalizing research and development expenses for California purposes. The Company has federal and California tax credit carryforwards of approximately $1,574,000 and $1,070,000, respectively, which will begin to expire in 2012, unless previously utilized.

Under Sections 382 and 383 of the Internal Revenue Code, the annual use of the Company’s net operating loss and credit carryforwards may be limited in the event of a cumulative change in ownership of more than 50%.

11. Employee Retirement Plan

The Company has a 401(k) defined contribution retirement plan (the “Plan”) covering all employees. The Plan provides for voluntary employee contributions from 1% to 20% of annual compensation. The Company may also elect to make discretionary contributions to the Plan. The Company’s contributions totaled $104,000, $136,000 and $144,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

12. Subsequent Event

On April 18, 2001, Radyne ComStream Inc. (“Radyne”) acquired all of the assets of the Company through a private foreclosure sale. Prior to the foreclosure, Radyne became the secured lender of the Company on April 13, 2001 by purchasing the secured Company’s short-term borrowings from the lending institution.

2.     Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Balance Sheet of Radyne ComStream Inc. as of March 31, 2001 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2000 and the three months ended March 31, 2001.

Radyne ComStream Inc.
Pro Forma Condensed Combined Financial Statements (Unaudited)

     The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2001 and condensed combined statements of operations for the three months ended March 31, 2001 and year ended December 31, 2000 give effect to the purchase by the Company of all of the assets of Tiernan as of the beginning of the periods presented, for an aggregate purchase price of $3,900,000, all of which was paid in cash at the closing, using funds from the Company’s working capital. Accordingly, the acquired assets were recorded at their estimated fair value at the date of acquisition. The pro forma condensed combined statements of operations assume that the acquisition took place at the beginning of each period presented and combine the Company’s and Tiernan’s results of operations for the year ended December 31, 2000 and the three months ended March 31, 2001. The unaudited pro forma condensed combined balance sheet combines the Company’s balance sheet as of March 31, 2001 with Tiernan’s balance sheet as of March 31, 2001, giving effect to the acquisition as if it had occurred on March 31, 2001.

Contents

Pro Forma Condensed Combined Balance Sheet as of March 31, 2001	28

Pro Forma Condensed Combined Statement of Operations for the Three Month

Period Ended March 31, 2001	29

Pro Forma Condensed Combined Statement of Operations for the Year Ended

December 31, 2000	30

Notes to Pro Forma Condensed Combined Financial Statements	31

Radyne ComStream Inc.
Pro Forma Condensed Combined Balance Sheet
March 31, 2001 (Unaudited)
(in thousands)

	Historical
	Radyne	Tiernan	Pro Forma
	Unaudited	Unaudited	Adjustments	Notes		Combined

Current assets:

Cash and cash equivalents	$14,668	69	(3,900)	(A	)	10,587

			(250)	(A	)

Accounts receivable, net	11,089	1,362				12,451

Inventories, net	13,626	1,387				15,013

Prepaid expenses	696	162	(162)	(B	)	696

Deferred tax asset	3,548	—				3,548

Total current assets	43,627	2,980	(4,312)			42,295

Property and equipment, net	3,340	1,539	(893)	(D	)	3,986

Other assets:

Purchased technology, net	1,495	—				1,495

Goodwill, net	3,215	—	686	(A	)	3,901

Non-compete covenants, net	417	—				417

Deposits and other	59	47	(47)	(B	)	59

Total other assets	5,186	47	639			5,872

Total assets	$52,153	4,566	(4,566)			52,153

Current liabilities:

Current installments of obligations under capital leases	$78	—				78

Short-term borrowings	—	4,190	(4,190)	(B	)	—

Accounts payable, trade	2,868	2,451	(2,451)	(B	)	2,868

Accrued expenses	4,236	1,203	(1,203)	(B	)	4,236

Customer advance payments	776	127	(127)	(B	)	776

Taxes payable	279	5	(5)	(B	)	279

Total current liabilities	8,237	7,976	(7,976)			8,237

Deferred rent	166	86	(86)	(B	)	166

Obligations under capital leases, Excluding current installments	81	—				81

Accrued stock option compensation	502	—				502

Total liabilities	8,986	8,062	(8,062)			8,986

Preferred stock	—	14,214	(14,214)	(C	)	—

Stockholders’ equity:

Common stock	15	2,746	(2,746)	(C	)	15

Additional paid-in capital	49,537	667	(667)	(C	)	49,537

Deferred compensation	(614)	—				(614)

Accumulated deficit	(5,752)	(21,123)	21,123	(C	)	(5,752)

Foreign currency translation adjustment	(19)					(19)

Total stockholders’ equity (deficit)	43,167	(17,710)	17,710			43,167

Total liabilities and stockholders’ equity (deficit)	$52,153	4,566	(4,566)			52,153

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Radyne ComStream Inc.
Pro Forma Condensed Combined Statement of Operations
For the three month period ended March 31, 2001 (Unaudited)
(in thousands except per share data)

	Historical

	Radyne	Tiernan	Pro Forma
	Unaudited	Unaudited	Adjustments	Notes		Combined

Net sales	$15,999	2,788				18,787

Cost of sales	9,388	1,884				11,272

Gross profit	6,611	904				7,515

Operating expenses:

Selling, general and administrative	3,325	1,679	25	(E	)	4,999

			(30)	(F	)

Research and development	2,210	899				3,109

Total operating expenses	5,535	2,578	(5)			8,108

Earnings (loss) from operations	1,076	(1,674)	5			(593)

Other (income) expense:

Interest expense	7	125				132

Other income	(247)	—				(247)

Earnings (loss) before income taxes	1,316	(1,799)	5			(478)

Income taxes	460	—	(460)	(G	)

Net earnings (loss)	$856	(1,799)	465			(478)

Basic net earnings (loss) per share	$0.06					$(0.03)

Diluted net earnings (loss) per share	$0.06					$(0.03)

Weighted average number of common shares outstanding — basic	14,885					14,885

Weighted average number of common shares outstanding — diluted	15,502					—

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Radyne ComStream Inc.
Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2000 (Unaudited)
(in thousands except per share data)

	Historical		Pro Forma
	Radyne	Tiernan	Adjustments	Notes		Combined

Net sales	$70,107	12,818				82,925

Cost of sales	38,280	9,651				47,931

Gross profit	31,827	3,167	—			34,994

Operating expenses:

Selling, general and administrative	13,573	7,623	98	(E	)	21,174

			(120)	(F	)

Research and development	9,317	6,480				15,797

Total operating expenses	22,890	14,103	(22)			36,971

Earnings (loss) from operations	8,937	(10,936)	22			(1,977)

Other (income)/expense:

Interest expense	491	416				907

Interest income	(1,076)	—				(1,076)

Earnings (loss) before income taxes	9,522	(11,352)	22			(1,808)

Income taxes	(2,919)	—	2,919	(G	)	—

Net earnings (loss)	$12,441	(11,352)	(2,897)			(1,808)

Basic net earnings (loss) per share	$0.89					$(.13)

Diluted net earnings (loss) per share	$0.81					$(.13)

Weighted average number of common shares outstanding — basic	13,972					13,972

Weighted average number of common shares outstanding — diluted	15,426					—

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Radyne ComStream Inc.

Notes To Unaudited Pro Forma Condensed Combined Financial Statements

(1)  Basis of Accounting

On April 18, 2001, Tiernan Radyne ComStream, Inc. (the “Company”), a wholly-owned subsidiary of Radyne ComStream Inc. (“Radyne”), acquired substantially all of the assets of Tiernan Communications, Inc. (“Tiernan”), a California corporation, through a private foreclosure sale conducted at the premises of Tiernan. Prior to the foreclosure, the Company became the secured lender of Tiernan on April 13, 2001, by purchasing the secured debt for $3.9 million in cash. The purchase price of the secured debt was negotiated at arms’ length between the Company and secured creditors of Tiernan and was paid from working capital of the Company. The Company had no prior relationship with Tiernan or the creditors from which it acquired the note and security agreements upon which it foreclosed. The Company intends to continue to use the assets acquired by the Company in the manufacture of equipment for distribution of television programming via satellite and terrestrial networks and Internet applications.

The pro forma unaudited condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on March 31, 2001 and combines Radyne’s unaudited March 31, 2001 consolidated balance sheet amounts with Tiernan’s March 31, 2001 unaudited consolidated balance sheet amounts.

The pro forma unaudited condensed combined statement of operations for the year ended December 31, 2000 is presented using the Radyne audited consolidated statement of operations for the year ended December 31, 2000 combined with the Tiernan audited consolidated statement of operations for the year ended December 31, 2000, as if the transaction had taken place on January 1, 2000.

The pro forma unaudited condensed combined statement of operations for the three months ended March 31, 2001 is presented using the Radyne unaudited consolidated statement of operations for the three months ended March 31, 2001 combined with the Tiernan unaudited consolidated statement of operations for the three months ended March 31, 2001, as if the transaction had taken place on January 1, 2001.

The pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of Radyne included in its annual report on Form 10-K for the year ended December 31, 2000 and with the audited consolidated financial statements and notes thereto of Tiernan included herein.

The pro forma combined statements of operations are not necessarily indicative of the future results of operations of Radyne or the results of operations which would have resulted had Radyne and Tiernan been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

     To reflect the excess of the acquisition cost over the estimated fair value of assets acquired (goodwill), the purchase price has been allocated to the assets acquired as follows (in thousands):

Purchase price:

Cash consideration	$3,900

Direct acquisition costs	250

Total	$4,150

Assets acquired:

Cash	$69

Accounts Receivable	1,362

Inventory	1,387

Fixed assets	646

Goodwill	686

Total	$4,150

(2)  Pro Forma Adjustments

The unaudited pro forma condensed combined financial information reflects the acquisition, and gives effect to the following:

(A)	To record the purchase of Tiernan’s assets by payment of $3,900,000 in cash and to record the resultant goodwill of $686,000 as well as record the payment of direct acquisition costs of $250,000.

(B)	To reflect the elimination of assets not received and liabilities not assumed as part of the acquisition.

(C)	To reflect the elimination of preferred stock and equity in Tiernan at March 31, 2001 consisting of approximately $14,214,000 of preferred stock, $2,746,000 of common stock, $667,000 of additional paid-in capital, and an accumulated deficit of $20,983,000.

(D)	To reflect the fair value adjustment to the carrying value of property and equipment as a result of the acquisition.

(E)	To record the amortization expense of approximately $98,000 and $25,000 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively, based upon goodwill of $686,000 and an amortization period of seven years.

(F)	To record the decrease in administrative expenses of approximately $120,000 and $30,000 for the year ended December 31, 2000 and for the three months ended March 31, 2001, respectively, directly attributable to a consulting arrangement with a former shareholder of Tiernan.

(G)	To eliminate the income tax provision as a result of the proforma combined losses resulting from the acquisition.

c.     Exhibits

*2.1	Sale and Assignment of Loan Agreement by and between Venture Banking Group, a division of Cupertino National Bank and Tiernan Radyne ComStream, Inc. dated April 12, 2001.

*2.2	Agreement by and among Tiernan Radyne ComStream, Inc., Tiernan Communications, Inc. and Westar Capital II, LLC dated April 13, 2001.

*99.1	Radyne ComStream Inc.’s press release dated April 16, 2001 titled “Radyne ComStream Acquires Assets of Tiernan Communications, Inc.”

*99.2	Radyne ComStream Inc.’s press release dated April 19, 2001 titled “Radyne ComStream Closes Asset Purchase of Tiernan Communications, Inc.”

23.0	Consent of Ernst & Young LLP, Independent Auditors.

*previously filed with Registrant’s Form 8-K, filed on April 27, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2001

RADYNE COMSTREAM INC. (Registrant)

By: /S/ Garry D. Kline Its: Chief Financial Officer

Exhibit Index

*2.1	Sale and Assignment of Loan Agreement by and between Venture Banking Group, a division of Cupertino National Bank and Tiernan Radyne ComStream, Inc. dated April 12, 2001.

*2.2	Agreement by and among Tiernan Radyne ComStream, Inc., Tiernan Communications, Inc. and Westar Capital II, LLC dated April 13, 2001.

*99.1	Radyne ComStream Inc.’s press release dated April 16, 2001 titled “Radyne ComStream Acquires Assets of Tiernan Communications, Inc.”

*99.2	Radyne ComStream Inc.’s press release dated April 19, 2001 titled “Radyne ComStream Closes Asset Purchase of Tiernan Communications, Inc.”

23.0	Consent of Ernst & Young LLP, Independent Auditors.